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               EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS
                        ($000's, except per share data)


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
                                          THREE MONTHS ENDED         SIX MONTHS ENDED
                                       --------------------------------------------------
                                       OCTOBER 31,  OCTOBER 28,  OCTOBER 31,  OCTOBER 28,
                                          1995         1994         1995         1994
                                       ------------------------  ------------------------
PRIMARY
 Average Shares Outstanding               5,036        4,951        5,038        3,894
 Net effect of dilutive stock options,
 based upon the treasury stock
 method using average market price           --           --           --           --
                                       ------------------------  ------------------------
Total                                     5,036        4,951        5,038        3,894
                                       ========================  ========================

Net income (loss)                        $  185       $ (528)      $   71      $(1,148)
                                       ========================  ========================

Per share amount                         $ 0.04       $(0.11)      $  .01      $ (0.29)
                                       ========================  ========================

FULLY DILUTED
 Average Shares Outstanding               5,036        4,951        5,038         3,894
 Net effect of dilutive stock options,
 based upon the treasury stock
 method using average market price           --           --           --           --
                                       ------------------------  ------------------------

Total                                     5,036        4,951        5,038        3,894
                                       ========================  ========================

Net income (loss)                        $  185       $ (528)      $   71      $(1,148)
                                       ========================  ========================

Per share amount                         $ 0.04       $(0.11)      $  .01      $ (0.29)
                                       ========================  ========================

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